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                                                                    EXHIBIT 16.1


                        [ARTHUR ANDERSEN LLP LETTERHEAD]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 2, 2002

Gentlemen:

We have read the second and third paragraphs of Item 4 included in the Form 8-K dated May 2, 2002 of ELCOR Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP